Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:   December 29, 1998

Sunburst Hospitality Corporation         Commission File No. 1-11915
10770 Columbia Pike
Silver Spring, MD.  20901-4448
(301) 592-3895

State of Incorporation: Delaware         53-1985619
                                         (IRS Employer Identification Number)


This Current Report is filed pursuant to Item 5, "Other Events" of the Commission's rules.

In the Company's Form 10-Q for the quarter ending September 30, 1998, the Company stated that it owed Choice $19.9 million representing liabilities associated with the Choice Spin-Off. The Company further stated that it intended to assert various claims regarding this debt, and did not intend to satisfy the debt until the resolution of such matters with Choice.

The Company and Choice have now entered into a Omnibus Amendment Agreement (the "OAA") which resolves these matters. The OAA is attached to this Form 8-K, and incorporated herein by reference. The OAA provides that the Company will eliminate its option to acquire the MainStay Suites brand from Choice. The elimination of that option, together with a cash payment to Choice of $3 million, will fully discharge the $19.9 million liability.

Additionally, the OAA contains provisions which limit the Company's liability for terminating Choice franchise agreements in the event of the sale or rebranding of a Company hotel. This will assist the Company in realizing the value of its existing portfolio of hotels in the event of sale. The Company has listed for sale 12 of its existing portfolio of 89 hotels. The Company has an additional 9 hotels in development.

The OAA also commits the Company to open 25 MainStay Suites hotels by October, 2001. The Company already has 21 MainStay Suites hotels open or in development.

The description of the OAA set forth above is qualified in its entirety by reference to the Exhibit to this Form 8-K, which contains the full text of the OAA.

                          OMNIBUS AMENDMENT AGREEMENT


          THIS OMNIBUS AMENDMENT AGREEMENT (this "Agreement") is made this 28th day of December, 1998 by and between CHOICE HOTELS INTERNATIONAL, INC., a Delaware corporation ("Choice"), and SUNBURST HOSPITALITY CORPORATION, a Delaware corporation ("Sunburst").

          WHEREAS, in connection with the spin-off of Choice by Sunburst (the "Spin-off"), Choice and Sunburst entered into a Strategic Alliance Agreement (the "Strategic Alliance Agreement") dated October 15, 1997 pursuant to which, among other things, the parameters of the operating relationship between Choice and Sunburst with regard to matters of mutual interest are set forth;

          WHEREAS, the Strategic Alliance Agreement contains a form of Franchising Agreement (the "Franchising Agreement") as Exhibit A to be entered
                                                       ---------
into by and between Choice and Sunburst whenever Choice is to brand any hotel or lodging property of any kind that Sunburst develops or acquires and intends to franchise during the term of the Strategic Alliance Agreement;

          WHEREAS, Choice and Sunburst have entered into numerous franchising agreements substantially in the form of the Franchising Agreement and now desire to amend the provisions relating to liquidated damages contained in the aforementioned franchising agreements;

          WHEREAS, Choice and Sunburst desire to eliminate the option contained in the Strategic Alliance Agreement for Sunburst to purchase the Mainstay Suite Hotels system from Choice in exchange for Choice's forgiveness of $16,900,000 of the $19,900,000 receivable to Choice from Sunburst currently outstanding pursuant to the Distribution Agreement;

          WHEREAS, in connection with the Spin-off, Choice and Sunburst entered into a Distribution Agreement (the "Distribution Agreement") dated October 15, 1997 pursuant to which, among other things, Choice agreed to loan to Sunburst $115,000,000 which was evidenced by a subordinated note (the "Term Note") with an aggregate principal amount of $115,000,000 and a maturity date of five years;
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                                      -2-

          WHEREAS, Choice and Sunburst desire to amend the Term Note;

          NOW, THEREFORE, Choice and Sunburst agree as follows:

                                  ARTICLE ONE

                   AMENDMENTS TO STRATEGIC ALLIANCE AGREEMENT

          Section 1.1.  Definitions.  Any defined term used within this Article
                        -----------
One and not defined within this Agreement, will have the meaning ascribed to such term in the Strategic Alliance Agreement.

          Section 1.2.  Elimination of Option to Purchase Mainstay Suite Hotels
                        -------------------------------------------------------
System.  The Strategic Alliance Agreement is hereby amended such that Sections
------
4.3 and 4.4 of the Strategic Alliance Agreement are deleted in their entirety.

          Section 1.3.  Liquidated Damages Provision in Franchising Agreements.
                        ------------------------------------------------------
Notwithstanding Section 3.1 of the Strategic Alliance Agreement and as long as Sunburst is not in default under the Term Note:

          (a) Any and all franchising agreements entered into prior to the date hereof by and between Choice and Sunburst (or any of their respective predecessors or affiliates), except any franchising agreements related to
     (i) Mainstay Suites and Sleep Inns or (ii) any other hotels owned by Sunburst that carried a Choice brand which is not sold by Sunburst within three years from the date such hotel was reflagged with a different non-Choice brand (the "Reflagged Hotels"), are hereby amended such that any references to liquidated damages are deleted and Choice agrees that it waives any claim it may have against Sunburst for lost future profits arising from such franchising agreements; and

          (b) Section 10.d.2 of the respective franchising agreements entered into prior to, on or after the date hereof by and between Choice and Sunburst related to Mainstay Suites and Sleep Inns or any Reflagged Hotel is hereby amended to include the following:
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                                      -3-

               "Any liquidated damages to be paid pursuant to this section will not exceed a maximum of $100,000."

          Section 1.4.  Development.  Section 4.1 of the Strategic Alliance
                        -----------
Agreement is hereby amended and restated as follows:

     Realco and Franchising are currently in the midst of a program under which Realco will develop Sleep Inns and Mainstay Suite Hotels franchised by Franchising. Realco agrees that absent (i) a material change in market conditions that would render construction of further hotels pursuant to this program uneconomical (meaning that reasonable projections by Realco demonstrate that the hotel would provide a return on investment to Realco that is less than the hurdle rate of return established by Realco for its investments in similar types of hotels), (ii) Realco's inability to finance construction or acquisition of such hotels, or (iii) Franchising's discontinuance of efforts to support the Mainstay Suite Hotel brand, Realco will continue to develop Sleep Inns and Mainstay Suite Hotels so that it will have opened no fewer than a total of thirteen Sleep Inns and twenty-five Mainstay Suite Hotels no later than forty-eight months from the effective date.

          Section 1.5.  Other Amendments to Franchising Agreements.
                        ------------------------------------------
Notwithstanding anything contained in any franchising agreements entered into prior to the date hereof by and between Choice and Sunburst (or any of their respective predecessors or affiliates), the following terms shall apply from and after the date hereof to the relevant franchising agreements:

          (a) Sunburst shall pay to Choice in cash an application fee of $20,000 upon execution of a franchise agreement from and after the date hereof.
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                                      -4-

          (b) No royalty, marketing or reservation fees shall be payable for a period of two years with respect to the first ten such agreements entered into by Sunburst after the date hereof and at the end of such period, the initial fee schedule will commence; and such ten agreements shall contain a provision permitting termination by either party only on the tenth or fifteenth anniversary of the date of the contract.

          (c) Choice agrees that if Sunburst sells any property that is the subject of an existing franchising agreement, if that property is not past due on any fees or failing a quality assurance review then Choice will enter into a new franchise agreement on customary/market terms with the buyer.

                                  ARTICLE TWO

                            AMENDMENTS TO TERM NOTE

          Section 2.1.  Definitions.  Any defined term used within this Article
                        -----------
Two and not defined within this Agreement, will have the meaning ascribed to such term in the Term Note.

          Section 2.2.  Interest.  Section 1.1 of the Term Note is hereby
                        --------
amended so that commencing on October 15, 2000 interest payable under the Term Note shall accrue at a rate of 11.00% per annum compounded daily on both the principal amount and the amount of unpaid interest outstanding under the Term Note.

          Section 2.3.  Asset Sale Proceeds.  Section 1 of the Term Note is
                        -------------------
hereby amended to include the following:

          1.6.  Asset Sale Proceeds.
                -------------------

               (a) The Payor will pay to the Payee within fourteen (14) calendar days after the consummation of an Asset Sale by wire transfer to the bank account designated by the Payee such aggregate principal amount of this Note as equals fifty percent (50%) of Asset Sale Proceeds in excess of the aggregate of amounts required to be used to pay secured Senior Debt and the Payor shall apply the remaining fifty percent (50%) of Asset Sale Proceeds to the development of Mainstay Suite Hotels.
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                                      -5-

               (b) The Payor will provide the Payee notice in writing at least fifteen (15) days prior to a proposed Asset Sale and such notice will include a detailed description of the specific terms of the Asset Sale and the proposed uses for the portion of the proceeds to be retained by Payor in accordance with Section 1.6(a).

               (c) The Payor will provide to the Payee within fourteen (14) calendar days after the closing of an Asset Sale a certificate signed by the Chief Financial Officer certifying the amount and form of consideration received and the use of the Asset Sale Proceeds received in respect of such Asset Sale.

Section 5 of the Term Note is hereby amended to include the following:

          "Asset Sale" means the sale, transfer or other disposition (other than
           ----------
     to the Payor or a Subsidiary) in any single transaction or series of related transactions of (a) any capital stock of or other equity interest in any Subsidiary unless such transfer is to another wholly-owned Subsidiary or (b) any hotel or any interest in any hotel, the real property on which any hotel is located, the personal property located at any hotel (unless sold as part of a refurbishment of a hotel and the proceeds are reinvested in the hotel), or the earnings or profits generated by any hotel owned or operated by the Payor or any Subsidiary.

          "Asset Sale Proceeds" means, with respect to any Asset Sale, (i) cash
           -------------------
     received (net of reasonable broker commissions and closing costs) by the Payor or a Subsidiary from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale) and (ii) promissory notes and other non-cash consideration received (net of reasonable broker commissions and closing costs) by the Payor or a Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or non-cash consideration into cash.

          Section 2.4.  Penalty Interest Payments.  Section 1 of the Term Note
                        -------------------------
is hereby amended to include the following:
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                                      -6-

          1.7  Default Payments.  Upon the occurrence and during the
               ----------------
     continuation of any Event of Default, the outstanding principal amount under this Note and, to the extent permitted by applicable law, any interest payments thereon not paid when due, shall thereafter bear interest (including post-petition interest in any proceeding under the applicable bankruptcy laws) at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Note.

                                 ARTICLE THREE
                             DISTRIBUTION AGREEMENT

          Section 3.1.  Satisfaction of Receivable.  In consideration for the
                        --------------------------
termination of Sunburst's option to purchase the Mainstay Suites brand, $16,900,000 of the $19,900,000 receivable currently owing from Sunburst to Choice pursuant to Section 3.03 of the Distribution Agreement shall be deemed satisfied and no longer due and owing. The remaining $3,000,000 of the receivable is to be paid by Sunburst to Choice by wire transfer to the bank account designated by Choice no later than three business days after the date hereof.

                                  ARTICLE FOUR
                            MISCELLANEOUS PROVISIONS

          Section 4.1.  Conflicts.  In the event of any conflict between the
                        ---------
terms of this Agreement and the terms of the Strategic Alliance Agreement, any franchising agreement entered into by and between Choice and Sunburst referred to in this Agreement, the Term Note, the Distribution Agreement and any other documents related thereto and executed by one or more parties hereto in connection with any of the aforementioned agreements, the terms and provisions of this Agreement shall control.

          Section 4.2.  Agreements Remain in Effect.  The Strategic Alliance
                        ---------------------------
Agreement, any franchising agreement entered into by and between Choice and Sunburst referred to in this Agreement, the Term Note and the Distribution Agreement shall remain fully effective and are changed only as specifically provided herein and shall bind the parties to each in all respects as originally contemplated.
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                                      -7-

          Section 4.3.  Counterparts.  This Agreement may be executed in one or
                        ------------
more counterparts, all of which taken together shall constitute one instrument.

                          SIGNATURES ON FOLLOWING PAGE
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                                      -8-

          IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have executed this Agreement as of the day and year first written above.

CHOICE HOTELS INTERNATIONAL, INC.

/s/ Michael J. DeSantis
---------------------------------
Name:  Michael J. DeSantis
Title: Senior Vice President



SUNBURST HOSPITALITY CORPORATION

/s/ James A. MacCutcheon
---------------------------------
Name:  James A. MacCutcheon
Title: Executive Vice President